Registration No. 333-34803

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

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                               POST-EFFECTIVE AMENDMENT
                                          TO
                           FORM S-8 REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933
             ------------------------------------------------------------

                               USCS INTERNATIONAL, INC.
                (Exact name of registrant as specified in its charter)

                         DELAWARE                 94-1727009
            (State of Incorporation)   (I.R.S. Employer Identification No.
             ------------------------------------------------------------

                               2969 Prospect Park Drive
                        Rancho Cordova, California  95670-6184
                                    (916) 636-4500
             (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
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           USCS INTERNATIONAL, INC. AMENDED AND RESTATED 1988 STOCK OPTION
                                         PLAN
           USCS INTERNATIONAL, INC. AMENDED AND RESTATED 1990 STOCK OPTION
                                         PLAN
           USCS INTERNATIONAL, INC. AMENDED AND RESTATED 1993 STOCK OPTION
                                         PLAN

                              (Full title of the plans)
             ------------------------------------------------------------

                               ROBERT C. CANFIELD, ESQ.
                Senior Vice President, General Counsel, and Secretary
                                  DST Systems, Inc.
                           333 West 11th Street, 5th Floor
                          Kansas City, Missouri  64105-1594
                                    (816) 435-1000
              (Name, address and telephone number of agent for service)

                               USCS INTERNATIONAL, INC.

                        Termination of Registration Statement

               USCS International, Inc., a Delaware corporation ("USCS"), pursuant to the undertakings required by Item 9 of Form S-8, hereby removes from registration any and all registered shares not under the USCS Amended and Restated 1988, 1990, and 1993 Stock Option Plans (hereinafter, collectively, the "USCS SOPs") the sale of which was previously registered by Registration Statement on Form S-8, file No. 333-34803 (the "Registration Statement"), and hereby terminates the Registration Statement.

               On December 21, 1998, pursuant to an Agreement and Plan of Merger dated as of September 2, 1998, among DST Systems, Inc., a Delaware corporation ("DST"), DST Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of DST (the "Acquisition Sub"), and USCS, Acquisition Sub merged with and into USCS (the "Merger"). In connection with the Merger, each outstanding share of USCS common stock under the USCS SOPs was converted into and became the right to receive a specified number of shares of DST common stock.

               A total of 351,171 shares under the 1988 Plan, 239,006 shares under the 1990 Plan and 896,479 shares under the 1993 Plan, for an aggregate total of 1,486,656 shares, of USCS common stock were registered under the Registration Statement in connection with the USCS SOPs.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on December 21, 1998.

                                             USCS INTERNATIONAL, INC.


                                             By:  /s/ James C. Castle
                                             Its: Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


          Signature                Title                    Date
          ------------------       ---------                ------------

          /s/ James C. Castle      Director                 December 21,
                                                            1998

          /s/ Thomas A. McDonnell  Director                 December 21,
                                                            1998

          /s/ Michael F. McGrail   Director                 December 21,
                                                            1998

          /s/ C. Randles Lintecum  Director                 December 21,
                                                            1998